Exhibit 99.1

Oaktree Specialty Lending Corporation Announces Second Fiscal Quarter 2019 Financial Results and Declares Distribution of $0.095 Per Share

LOS ANGELES, CA, May 8, 2019 - Oaktree Specialty Lending Corporation (NASDAQ: OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced its unaudited financial results for the fiscal quarter ended March 31, 2019.

Financial Highlights for the Quarter Ended March 31, 2019

•	Total investment income of $38.2 million ($0.27 per share), relatively flat from $38.3 million ($0.27 per share) for the first fiscal quarter of 2019.

•	Net investment income of $17.7 million ($0.13 per share), up from $17.3 million ($0.12 per share) for the first fiscal quarter of 2019, primarily reflecting lower operating expenses.

•

Net asset value (“NAV”) per share of $6.55, up from $6.19 for the first fiscal quarter of 2019, primarily driven by realized gains in two investments and unrealized appreciation in certain debt and equity investments.

•	Originated $100.0 million of new investment commitments and received $120.7 million of proceeds from prepayments, exits, other paydowns and sales.

•	A quarterly distribution was declared of $0.095 per share, payable on June 28, 2019 to stockholders of record on June 14, 2019.

Edgar Lee, Chief Executive Officer and Chief Investment Officer, said, “OCSL delivered another quarter of strong earnings and portfolio performance, as shown by the fifth consecutive quarter of NAV appreciation. Our continued efforts to reduce the risk in the portfolio were successful, as we realized a par recovery from one of our largest non-core investments, and core investments now represent approximately 80 percent of the portfolio. While general credit market conditions have improved year to date, we remain committed to defensively positioning the portfolio by investing in a disciplined, risk-controlled manner, consistent with our view that it is late in the cycle.”

Distribution Declaration

The Board of Directors declared a quarterly distribution of $0.095 per share, payable on June 28, 2019 to stockholders of record on June 14, 2019.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended
($ in thousands, except per share data)	March 31, 2019	December 31, 2018	March 31, 2018
Operating results:
Interest income	$34,309	$35,789	$26,633
PIK interest income	2,280	832	1,946
Fee income	1,132	1,202	3,942
Dividend and other income	523	453	2,258

Total investment income	38,244	38,276	34,779
Net expenses	20,535	20,959	19,516

Net investment income	17,709	17,317	15,263
Net realized and unrealized gains (losses), net of taxes	46,776	10,401	4,357

Net increase (decrease) in net assets resulting from operations	$64,485	$27,718	$19,620

Net investment income per common share	$0.13	$0.12	$0.11
Net realized and unrealized gains (losses), net of taxes per common share	$0.33	$0.08	$0.03
Earnings (loss) per common share — basic and diluted	$0.46	$0.20	$0.14

	As of
($ in thousands, except per share data and ratios)	March 31, 2019	December 31, 2018	September 30, 2018
Select balance sheet and other data:
Investment portfolio at fair value	$1,504,888	$1,464,885	$1,491,201
Total debt outstanding	592,178	607,141	637,213
Net assets	923,456	872,362	858,035
Net asset value per share	6.55	6.19	6.09
Total leverage	0.64x	0.70x	0.75x

Total investment income for the quarter ended March 31, 2019 was $38.2 million and included $34.3 million of cash interest income from portfolio investments, $2.3 million of payment-in-kind (“PIK”) interest income, $1.1 million of fee income and $0.5 million of dividend income. Total investment income was relatively flat as compared to the quarter ended December 31, 2018, primarily due to lower original issue discount (“OID”) accretion, offset by higher interest income due to the larger average size of the investment portfolio. PIK interest income represented 6.0% of total investment income for the quarter ended March 31, 2019.

Net expenses for the quarter totaled $20.5 million, down slightly from the quarter ended December 31, 2018. The decrease in net expenses was primarily driven by lower professional fees and administrator expense.

Net realized and unrealized gains, net of taxes, were $46.8 million, reflecting realized gains in two investments and unrealized appreciation in certain debt and equity investments.

Portfolio and Investment Activity

	As of
($ in thousands)	March 31, 2019	December 31, 2018	March 31, 2018
Investments at fair value	$1,504,888	$1,464,885	$1,400,684
Number of portfolio companies	110	110	115
Average portfolio company debt size	$15,000	$15,000	$14,600

Asset class:
Senior secured debt	78.9%	80.0%	76.6%
Unsecured debt	8.0%	7.8%	6.6%
Equity	4.2%	3.3%	5.5%
SLF JV I	8.4%	8.4%	9.5%
Limited partnership interests	0.5%	0.5%	1.8%

Non-accrual debt investments:
Non-accrual investments at fair value	$85,854	$132,355	$30,886
Non-accrual investments as a percentage of debt investments	6.1%	9.6%	2.4%
Number of investments on non-accrual	6	7	8

Interest rate type:
Percentage floating-rate	86.3%	86.6%	84.6%
Percentage fixed-rate	13.7%	13.4%	15.4%

Yields:
Weighted average yield on debt investments (1)	9.0%	8.7%	9.3%
Cash component of weighted average yield on debt investments	8.3%	8.0%	8.7%
Weighted average yield on total portfolio investments (2)	8.3%	8.1%	8.6%

Investment activity:
New investment commitments	$100,000	$231,100	$223,200
New funded investment activity (3)	$111,100	$162,400	$227,800
Proceeds from prepayments, exits, other paydowns and sales	$120,700	$208,300	$151,800
Net new investments (4)	$(9,600)	$(45,900)	$76,000
Number of new investment commitments in new portfolio companies	5	14	9
Number of new investment commitments in existing portfolio companies	1	3	1
Number of portfolio company exits	4	14	5

(1)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments, including the Company’s share of the return on debt investments in the SLF JV I.

(2)

Annual stated yield earned plus net annual amortization of original issue discount or premium earned on accruing investments and dividend income, including the Company’s share of the return on debt investments in the SLF JV I.

(3)	New funded investment activity is reflected net of drawdowns on existing revolver commitments.
(4)	Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of March 31, 2019, the fair value of the investment portfolio was $1.5 billion and was comprised of investments in 110 companies. These included debt investments in 87 companies, the investment in Senior Loan Fund JV I, LLC (“SLF JV I”) and equity investments in 35 companies, including in SLF JV I and two private equity funds. Thirteen of these equity investments were in companies in which Oaktree Specialty Lending also had a debt investment.

At fair value, 93.3% of the Company’s portfolio as of March 31, 2019 consisted of debt investments, including 51.8% of first liens, 27.1% of second liens and 14.4% of unsecured debt investments, including the debt investments in SLF JV I.

As of March 31, 2019, there were six investments on which the Company had stopped accruing cash and/or PIK interest or OID income that, in the aggregate, represented 11.5% of the Company’s debt portfolio at cost and 6.1% at fair value. During the three months ended March 31, 2019, the Company exited one investment which was on non-accrual status.

As of March 31, 2019, SLF JV I had $346.6 million in assets, including senior secured loans to 49 portfolio companies. The joint venture generated income of $2.3 million for Oaktree Specialty Lending during the quarter ended March 31, 2019.

The Company intends to rotate out of approximately $296 million, at fair value, of investments it has identified as non-core investments. It will also seek to redeploy non-income generating investments comprised of equity investments, limited partnership interests and loans currently on non-accrual status into proprietary investments with higher yields. Certain additional information on such categorization and the portfolio composition is included in investor presentations that the Company files with the Securities and Exchange Commission (“SEC”).

Liquidity and Capital Resources

As of March 31, 2019, the Company had $13.2 million of cash and cash equivalents (including restricted cash), total principal value of debt outstanding of $597.6 million and $255.2 million of undrawn capacity on its credit facility, subject to borrowing base and other limitations. The weighted average interest rate on debt outstanding was 5.1% as of March 31, 2019.

As of March 31, 2019, the Company’s total leverage ratio was 0.64x debt-to-equity.

During the quarter, the Company amended and restated its senior secured credit facility to increase the size of the facility from $600 million to $680 million (with an “accordion” feature that permits the Company, under certain circumstances, to increase the size of the facility up to $1.02 billion), extend the period during which the Company may make drawings from expiring on November 30, 2020 to expiring on February 25, 2023, extend the final maturity date from November 30, 2021 to February 25, 2024, and lower the interest rate margins (a) for LIBOR loans (which may be 1-, 2-, 3- or 6-month, at the Company’s option), from 2.75% to 2.25% or from 2.25% to 2.00% and (b) for alternate base rate loans, from 1.75% to 1.25% or from 1.25% to 1.00%, each depending on the Company’s senior debt coverage ratio. In addition, the Company’s 4.875% unsecured notes due 2019 matured on March 1, 2019 and were fully repaid during the quarter.

Recent Developments

On April 1, 2019, the Company increased the size of the ING Facility from $680 million to $700 million under the “accordion” feature that permits the Company, under certain circumstances, to increase the size of the facility up to $1.02 billion.

Conference Call Information

Oaktree Specialty Lending will host a conference call to discuss its second fiscal quarter 2019 results at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on May 8, 2019. The conference call may be accessed by dialing (877) 507-3275 (U.S. callers) or +1 (412) 317-5238 (non-U.S. callers), participant password “Oaktree Specialty Lending.” During the earnings conference call, Oaktree Specialty Lending intends to refer to an investor presentation that will be available on the Investors section of the Oaktree Specialty Lending website, www.oaktreespecialtylending.com. Alternatively, a live webcast of the conference call can be accessed on Oaktree Specialty Lending’s website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Specialty Lending’s website, or by dialing (877) 344-7529 (U.S. callers) or +1 (412) 317-0088 (non-U.S. callers), access code 10130349, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The firm seeks to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended. Oaktree Specialty Lending is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements may include statements as to: our future operating results and distribution projections; our business prospects and the prospects of our portfolio companies; and the impact of the investments that we expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in our annual report on Form 10-K and our quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to business development companies or regulated investment companies; and other considerations that may be disclosed from time to time in our publicly disseminated documents and filings.

We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward-looking statements. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Michael Mosticchio

(212) 284-1900

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Specialty Lending Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	March 31, 2019 (unaudited)	December 31, 2018 (unaudited)	September 30, 2018
ASSETS
Investments at fair value:
Control investments (cost March 31, 2019: $211,964; cost December 31, 2018: $212,583; cost September 30, 2018: $213,470)	$193,416	$190,167	$196,874
Affiliate investments (cost March 31, 2019: $3,678; cost December 31, 2018: $2,659; cost September 30, 2018: $1,080)	4,578	3,740	2,161
Non-control/Non-affiliate investments (cost March 31, 2019: $1,390,882; cost December 31, 2018: $1,372,068; cost September 30, 2018: $1,392,383)	1,306,894	1,270,978	1,292,166

Total investments at fair value (cost March 31, 2019: $1,606,524; cost December 31, 2018: $1,587,310; cost September 30, 2018: $1,606,933)	1,504,888	1,464,885	1,491,201
Cash and cash equivalents	12,815	56,186	13,380
Restricted cash	337	470	109
Interest, dividends and fees receivable	9,822	9,981	10,272
Due from portfolio companies	1,407	2,122	1,357
Receivables from unsettled transactions	1,818	—	26,760
Deferred financing costs	6,848	4,798	5,209
Derivative assets at fair value	563	—	162
Other assets	2,819	3,082	3,008

Total assets	$1,541,317	$1,541,524	$1,551,458

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$1,505	$2,362	$3,581
Base management fee and incentive fee payable	8,922	8,370	8,223
Due to affiliate	1,940	3,553	3,274
Interest payable	2,117	6,233	3,365
Payable to syndication partners	586	379	109
Director fees payable	—	68	—
Payables from unsettled transactions	9,900	40,309	37,236
Derivative liability at fair value	—	190	—
Deferred tax liability	713	557	422
Credit facility payable	424,825	211,000	241,000
Unsecured notes payable (net of $2,908, $3,196 and $3,483 of unamortized financing costs as of March 31, 2019, December 31, 2018 and September 30, 2018, respectively)	158,342	386,839	386,485
Secured borrowings at fair value (proceeds March 31, 2019: $11,502; proceeds December 31, 2018: $11,869; proceeds September 30, 2018: $12,314)	9,011	9,302	9,728

Total liabilities	617,861	669,162	693,423

Commitments and contingencies
Net assets:
Common stock, $0.01 par value per share, 250,000 shares authorized; 140,961 shares issued and outstanding as of March 31, 2019, December 31, 2018 and September 30, 2018	1,409	1,409	1,409
Additional paid-in-capital	1,492,739	1,492,739	1,492,739
Accumulated overdistributed earnings	(570,692)	(621,786)	(636,113)

Total net assets (equivalent to $6.55, $6.19 and $6.09 per common share as of March 31, 2019, December 31, 2018 and September 30, 2018, respectively)	923,456	872,362	858,035

Total liabilities and net assets	$1,541,317	$1,541,524	$1,551,458

Oaktree Specialty Lending Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31, 2019	Three months ended December 31, 2018	Three months ended March 31, 2018	Six months ended March 31, 2019	Six months ended March 31, 2018
Interest income:
Control investments	$2,852	$3,339	$3,071	$6,191	$6,274
Affiliate investments	22	13	917	35	1,866
Non-control/Non-affiliate investments	31,231	32,167	22,533	63,398	48,098
Interest on cash and cash equivalents	204	270	112	474	333

Total interest income	34,309	35,789	26,633	70,098	56,571

PIK interest income:
Control investments	—	67	1,210	67	2,401
Affiliate investments	—	—	188	—	364
Non-control/Non-affiliate investments	2,280	765	548	3,045	1,048

Total PIK interest income	2,280	832	1,946	3,112	3,813

Fee income:
Control investments	7	6	128	13	248
Affiliate investments	5	4	44	9	48
Non-control/Non-affiliate investments	1,120	1,192	3,770	2,312	4,677

Total fee income	1,132	1,202	3,942	2,334	4,973

Dividend and other income:
Control investments	523	453	2,258	976	3,298

Total dividend and other income	523	453	2,258	976	3,298

Total investment income	38,244	38,276	34,779	76,520	68,655

Expenses:
Base management fee	5,731	5,568	5,386	11,299	10,976
Part I incentive fee	3,813	3,728	3,247	7,541	4,077
Part II incentive fee	8,170	1,820	—	9,990	—
Professional fees	499	966	1,015	1,465	3,913
Directors fees	142	143	177	285	353
Interest expense	8,970	8,904	8,530	17,874	18,114
Administrator expense	406	763	391	1,169	885
General and administrative expenses	705	631	722	1,336	1,838

Total expenses	28,436	22,523	19,468	50,959	40,156
Fees waived	(7,901)	(1,564)	48	(9,465)	(86)

Net expenses	20,535	20,959	19,516	41,494	40,070

Net investment income	17,709	17,317	15,263	35,026	28,585

Unrealized appreciation (depreciation):
Control investments	3,868	(5,820)	(5,849)	(1,952)	(7,175)
Affiliate investments	(181)	—	(2,063)	(181)	(2,231)
Non-control/Non-affiliate investments	17,108	(784)	7,127	16,324	(36,506)
Secured borrowings	(76)	(19)	408	(95)	2,063
Foreign currency forward contracts	753	(352)	—	401	—

Net unrealized appreciation (depreciation)	21,472	(6,975)	(377)	14,497	(43,849)

Realized gains (losses):
Affiliate investments	—	—	2,048	—	2,048
Non-control/Non-affiliate investments	25,899	16,761	2,806	42,660	2,515
Foreign currency forward contracts	(686)	1,201	—	515	—

Net realized gains (losses)	25,213	17,962	4,854	43,175	4,563

Redemption premium on unsecured notes payable	—	—	(120)	—	(120)
Provision for income tax (expense) benefit	91	(586)	—	(495)	—

Net realized and unrealized gains (losses), net of taxes	46,776	10,401	4,357	57,177	(39,406)

Net increase (decrease) in net assets resulting from operations	$64,485	$27,718	$19,620	$92,203	$(10,821)

Net investment income per common share — basic and diluted	$0.13	$0.12	$0.11	$0.25	$0.20
Earnings (loss) per common share — basic and diluted	$0.46	$0.20	$0.14	$0.65	$(0.08)
Weighted average common shares outstanding — basic and diluted	140,961	140,961	140,961	140,961	140,961